Exhibit 10.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Asset Purchase Agreement, dated as of April 22, 2019 (the “Purchase Agreement”), by and among GLOBALFOUNDRIES U.S. Inc., a Delaware corporation (“Seller”), Semiconductor Components Industries, LLC, a Delaware limited liability company (“Buyer”), and, solely for the purposes of Section 6.07 and Article XII thereof, GLOBALFOUNDRIES Inc., an exempted company incorporated under the laws of the Cayman Islands, is being entered into by the undersigned effective as of October 1, 2020. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to the Purchase Agreement agree as follows:

1.	Pursuant to and in accordance with Section 12.07 of the Purchase Agreement:

A.	Section 2.08 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 2.08.    Purchase Price. The aggregate cash purchase price (the “Purchase Price”) payable by Buyer for the Transferred Assets shall be an amount in cash equal to $400,000,000, plus (a) the Additional Amount, if any, and minus (b) the License Fee Supplement (as defined in the Technology License Agreement), if any, determined in accordance with Section 5.1(b) of the Technology License Agreement, payable by Buyer to Seller as follows:

(a)    on the date hereof, as a deposit on the Purchase Price, $70,000,000 (the “Deposit Amount”) by wire transfer of immediately available funds to the account set forth on Exhibit B hereto;

(b)    on October 3, 2020 or the first Business Day immediately following October 3, 2020, as a non-refundable deposit on the Purchase Price, $100,000,000 (the “Additional Deposit Amount”) by wire transfer of immediately available funds to the account set forth on Exhibit B hereto; and

(c)    (i) if the Closing Date is on or before January 2, 2023, on January 2, 2023 (or such other date as agreed between the parties), and (ii) otherwise, on the Closing Date, $230,000,000 plus the Additional Amount, if any, by wire transfer of immediately available funds to the account set forth on Exhibit B hereto, or to such other account Seller has designated in writing to Buyer at least three (3) Business Days prior to the Closing.”

B.

All references to the “Agreement” in the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment. All references to the “Foundry Transition Services Agreement” in the Purchase Agreement shall mean the Foundry Transition Services Agreement as amended by the FTSA Amendment (as defined below).

2.

Concurrently with the payment of the Additional Deposit Amount, the parties to the Purchase Agreement shall deliver (or cause to be delivered) duly executed counterparts to an amendment to the Foundry Transition Services Agreement (the “FTSA Amendment”), substantially in the form attached hereto as Exhibit A.

3.	Each party to the Purchase Agreement acknowledges and agrees (on behalf of itself and its Affiliates) that the “License Fee Supplement” under the Technology License Agreement is $0.

4.

Except as expressly provided herein, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. The terms and provisions of Article XII (other than Sections 12.08 and 12.09(a)), of the Purchase Agreement are deemed incorporated herein mutatis mutandis.

5.

Seller (on behalf of itself and its Affiliates) hereby sells and transfers to Buyer, effective simultaneously with the the payment of the Additional Deposit Amount, all of Seller’s title, rights, and interests in and to the Tools listed on Exhibit B attached hereto (the “Additional Tools”), free and clear of all Liens (other than any Permitted Exceptions). Title and risk of loss to the Additional Tools shall immediately pass to Buyer simultaneously with the payment of the Additional Deposit Amount. Seller will not be responsible or liable for the Additional Tools after the transfer of title and risk of loss. Seller and Buyer agree that the Additional Tools shall remain in the facilities at which such Additional Tools are currently located and shall not be removed or otherwise modified in any material respect without Buyer’s prior written authorization. Seller hereby represents and warrants to Buyer that as of the date hereof and as of immediately prior to the sale and purchase of the Additional Tools pursuant hereto, Seller is the legal and beneficial owner of the Additional Tools, and the Additional Tools are owned by Seller free of all Liens (other than any Permitted Exceptions) and Seller has as of the date of hereof, and will have as of immediately prior to the sale and purchase of the Additional Tools pursuant hereto, the right, power and authority to sell, transfer and, subject to the terms and conditions of this paragraph 5, deliver the Additional Tools to Buyer. The sale and transfer of the Additional Tools does not include a sale of or license to software in any form.

6.

SELLER PROVIDES THE ADDITIONAL TOOLS “AS IS” WITHOUT WARRANTY OF ANY KIND. SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ADDITIONAL TOOLS AND ALL SUCH WARRANTIES ARE DISCLAIMED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTIBILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

7.

This Amendment and all claims or causes of action (whether in contract or in tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving regard to any conflict of laws provisions that would require or permit the application of the Laws of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to the Purchase Agreement have caused this Amendment to be duly executed and delivered as of the date first written above.

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By	/s/ Bernard Gutmann
Name:	Bernard Gutmann
Title:	EVP, Chief Financial Officer and Treasurer

GLOBALFOUNDRIES U.S. INC.

By	/s/ Gregg Bartlett
Name:	Gregg Bartlett
Title:	SVP Technology, Engineering, Quality

GLOBALFOUNDRIES INC.

By	/s/ Gregg Bartlett
Name:	Gregg Bartlett
Title:	SVP Technology, Engineering, Quality